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                                                                   EXHIBIT 10.35


                      DOSKOCIL MANUFACTURING COMPANY, INC.

                          EXECUTIVE SEVERANCE AGREEMENT

         This Executive Severance Agreement (the "AGREEMENT") is made and entered into by and between Richard F. Daugherty (the "EXECUTIVE") and Doskocil Manufacturing Company, Inc., a Texas corporation (the "COMPANY"), effective as of October 2, 2000 (the "EFFECTIVE DATE") and supersedes and replaces all previous Executive Severance Agreements.

                                    RECITALS

         A. The Company and Executive desire to enter into this Agreement to set forth certain severance benefits to which Executive will be entitled to receive if (i) Executive's employment with the Company is involuntarily terminated by the Company other than for Cause (as defined), or (ii) Executive's employment with the Company is voluntarily terminated by Executive for Good Reason (as defined).

         B. Certain capitalized terms used in the Agreement and the Summary of Terms are defined in Section 3 below.

         The parties hereto agree as follows:

                                    AGREEMENT

1.       SEVERANCE BENEFITS.

         1.1. Involuntary Termination other than For Cause or Voluntary Termination for Good Reason. If the Executive's employment with the Company is (i) involuntarily terminated by the Company other than for Cause (as defined) at any time or voluntarily terminated by Executive for Good Reason (as defined), then the Executive shall receive the following severance benefits from the Company.

         1.2. Severance Payment. Cash payments (the "SEVERANCE PAYMENT") in an aggregate amount equal one-hundred percent (100%) of the Executive's Annual Compensation (as defined); provided, however, that if such aggregate payments, either alone or together with other payments which Executive may have the right to receive from the Company, would not be deductible (in whole or in part) by the Company as a result of such payments constituting a "PARACHUTE PAYMENT" (as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "CODE")), such payments shall be reduced to the maximum deductible amount under the Code. The Severance Payment shall be made in equal installment payments over the course of twenty-six (26) weeks, following the termination, with no interest accruing thereon; and

         1.3. Continuation of Benefits. The continuation of the medical and other insurance plans or policies that the Company may provide for executive officers of the Company, as from time to time in effect, until the earlier of (i) the date which is six months following the date on which Executive's employment with the Company is terminated, and (ii) the date on which Executive commences new employment.


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         1.4.     Voluntary Resignation other than for Good Reason; Termination
                  For Cause. If the Executive's employment terminates by reason of the Executive's voluntary resignation other than for Good Reason, or if the Executive is terminated involuntarily by the Company for Cause.

2. NON-COMPETITION. The Executive acknowledges that the nature of the Executive's engagement by the Company is such that the Executive shall have access to information of a confidential and/or trade secret nature which has great value to the Company and which constitutes a substantial basis and foundation upon which the business of the Company is based. Such information includes financial, manufacturing and marketing data, techniques, processes, formulas, developmental or experimental work, work in process, methods, trade secrets (including, without limitation, customer lists and lists of customer sources), or any other secret or confidential information relating to the products, services, customers, sales or business affairs of the Company (the "CONFIDENTIAL INFORMATION"). In order to protect the Confidential Information, the Executive agrees that during the term of the Executive's employment, and for a period of six months following the date that the Executive ceases to be employed by the Company while receiving the severance arrangement, the Executive shall not, directly or indirectly, whether as an owner, partner, shareholder, agent, employee, creditor, or otherwise, promote, participate or engage in any activity or other business competitive with the Company's business anywhere in the continental United States. A business shall be considered competitive with the Company's business if it manufactures, distributes or sells products competitive with the products manufactured, distributed or sold by the Company at the date hereof and as may be manufactured, distributed or sold by the Company at any time prior to the date Executive ceases to be employed by the Company.

3. AT-WILL EMPLOYMENT. The Company and the Executive acknowledge that the Executive's employment is and shall continue to be at-will, as defined under applicable law. If the Executive's employment terminates for any reason, the Executive shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement, or as may otherwise be available in accordance with the Company's established Executive plans.

4. DEFINITION OF TERMS. The following terms referred to in this Agreement shall have the following meanings:

         4.1. Annual Compensation. "Annual Compensation" means an amount equal to the Executive's annual salary, excluding bonuses, at the highest rate in effect during the twelve months immediately preceding the Change of Control.

         4.2. Cause. "Cause" shall mean a material act of dishonesty, or after receipt of 15 days written notice refusal or failure to perform any reasonable lawful duty, responsibility or direction of the Company's Chief Executive Officer or its Board of Directors.

         4.3. Good Reason. "Good Reason" shall mean (i) a reduction, other than a general salary and/or benefits reduction affecting substantially all members of management, in the Executive's annual base pay and benefits, or (ii) a requirement that Executive be based anywhere other than within 50 miles of Executive's present office location, except for required travel.


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5.       SUCCESSORS.

         5.1. Company's Successors. Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets or successor, which becomes bound by the terms of this Agreement by operation of law.

6.       MISCELLANEOUS PROVISIONS.

         6.1. Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Executive and by an authorized officer of the Company (other than the Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

         6.2. Whole Agreement. No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement and Attachment A hereto, have been made or entered into by either party with respect to the subject matter hereof. This Agreement represents the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior arrangements and understandings regarding the same.

         6.3. Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Texas.

         6.4. Arbitration. Any dispute or controversy arising out of, relating to or in connection with this Agreement shall be settled exclusively by binding arbitration in Tarrant County, Texas in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. Company and the Executive shall each pay one-half of the costs and expenses of such arbitration, and each shall separately pay its counsel fees and expenses. Punitive damages shall not be awarded.

         6.5. Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect. The parties intend with respect to the provisions contained herein that if in any proceeding an arbitrator shall refuse to enforce all of the covenants included herein because they cover too extensive a geographic area or because they cover too long a period of time or because they cover too broad a range of activities, then any such covenants shall be reduced in scope to the extent required by law.


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         6.6.     Withholding. All payments made pursuant to this Agreement will be subject to withholding of applicable income and employment taxes to the extent required by law.

         6.7. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.


IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year set forth below.


Dated: October 2, 2000



Company                              Doskocil Manufacturing Company, Inc.


                                           /s/ LARRY E. REMBOLD
                                     ------------------------------------------
                                               Larry E. Rembold
                                                President and
                                           Chief Executive Officer


EXECUTIVE:                       By: /s/ RICHARD F. DAUGHERTY
                                     ------------------------------------------
                                              Richard F. Daugherty


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